Exhibit 3.20

Report Unit	Roger Williams
P.O. Box	Secretary of State
Austin, Texas 78711-2028

Office of the Secretary of State

PERIODIC REPORT—LIMITED PARTNERSHIP

File Number. 800040570	Page 1 of 1

Filing Fee: $50.00

1.	The limited partnership name is:

Railroad Controls, L.P.

2.	It is organized under the laws of : (set forth state or foreign country)

Texas

3.	The name of the registered agent is:

W Robert Dyer

(Make changes here):

4.	The registered office address, which is identical to the business office address of the registered agent in Texas, is:

1601 Elm Street Suite 3000

Dallas, TX 75201

(Make changes here-use street or building address; see Instructions):

5.	The address of the principal office in the United States where the records are to be kept or made available is:

500 South Freeway

Fort Worth, TX 76104

(Make changes here): 7471 Benbrook Parkway Benbrook TX 76126

6.	The names and addresses of all general partners of the limited partnership are: (If additional space is needed, include the h formation as an attachment to this form.)

Name	Address	City/ State/Zip
RCL, L.L.C.	741 Benbrook Parkway	Benbrook TX 76126

Execution:

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: 1/25/06	/s/ [illegible]
Signed on behalf of the limited partnership

RCL, LLC, Vice President
By (general partner)

Come visit us on the Internet @ http://www.sos.state.tx.us/
Phone: 512-475-2705	Fax; 512-463-1425	Dial: 7-1-1 for Relay Services

Report Unit	Hope Andrade
P.O. Box	Secretary of State
Austin, Texas 78711-2028

Office of the Secretary of State

PERIODIC REPORT—LIMITED PARTNERSHIP

File Number. 800040570	Page 1 of 2
Filing Fee: $50

1.	The limited partnership name is:

Railroad Controls, L.P.

2.	It is organized under the laws of: (set forth state or foreign country)

Texas

3.	The name of the registered agent is:

W Robert Dyer

(Make changes here-cannot be entity named above):

4.	The registered office address, which is identical to the business office address of the registered agent in Texas, is:

1601 Elm Street         Suite 3000

Dallas, TX 75201

(Make changes here-use street or building address; see Instructions):

5.	The address of the principal office in the United States where the records are to be kept or made available is:

500 South Freeway

Fort Worth, TX 76104

(Make changes here-use street or building address; see Instructions):

6.	The names and addresses of all general partners of the limited partnership are: (If additional space is needed, include the h formation as an attachment to this form.)

Name	Address	City/ State/Zip
RCL, L.L.C.	741 Benbrook Parkway	Benbrook TX 76126

Come visit us on the Internet @ http://www.sos.state.tx.us/
Phone: 512-475-2705	Fax; 512-463-1425	Dial: 7-1-1 for Relay Services

File Number: 800040570

Execution:

Execution:

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument

Date: 1/10/11	/s/ [illegible]
Signed on behalf of the limited partnership

RCL, LLC, Vice President
By (general partner)

CERTIFICATE OF LIMITED PARTNERSHIP

OF

RCL CONTROLS, L.P.

This Certificate of Limited Partnership (this “Certificate”) of RCL Controls, L.P. (the “Partnership”) has been duly executed and is being filed in accordance with the provisions of the Texas Revised Limited Partnership Act (the “Act”).

1. Name. The name of the limited partnership is RCL CONTROLS, L.P.

2. Registered Office and Registered Address. The address of the registered office of the Partnership is 1601 Elm Street, Suite 3000, Dallas, Texas 75201. The name and address of the registered agent for service of process is W. Robert Dyer, Jr. at 1601 Elm Street, Suite 3000, Dallas, Texas 75201.

3. Principal Office. The address of the principal office is 500 South Freeway, Fort Worth, Texas 76104.

4. General Partner. The name of the general partner of the Partnership and its mailing address and street address are as follows:

NAME	MAILING AND STREET ADDRESS
Railroad Controls, L.L.C.	500 South Freeway Fort Worth, Texas 76104

5. Date of Formation. In accordance with Sections 2.01(b) and 2.12 of the Act, this document will become effective at 11:59 p.m. on December 31, 2001, which is not more than 90 days following filing with the Secretary of State of the State of Texas.

IN WITNESS WHEREOF, tie undersigned general partner of the Partnership has duly executed this Certificate as of the 21st day of December, 2001.

Railroad Controls, L.L.C.

By:	/s/ Robert L. Albritton
Robert L. Albritton
Managing Member

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF LIMITED PARTNERSHIP

OF RCL CONTROLS, L.P.

Pursuant to the provisions of Section 2.02 of the Texas Revised Limited Partnership Act (the Act”). RCL Controls. LP. (the “Partnership”) hereby adopts the following Certificate of Amendment to its Certificate of Limited Partnership:

1. The name of the Partnership is RCL Controls. L.P.

2. The following amendments to the Certificate of Limited Partnership have been adopted:

A. Paragraph 1 of the Partnership’s Certificate of Limited Partnership is hereby amended to read in its entirety as follows:

“The name of the limited partnership is Railroad Controls, L.P.”

B. Paragraph 4 of the Partnership’s Certificate of Limited Partnership is hereby amended to read in its entirety as follows:

“The name of the general partner of the Partnership is RCL. L.L.C. The general partner’s mailing address and street address is 500 South Freeway, Fort Worth. Texas 76104.

3. This Certificate of Amendment is to be effective as of the date it is filed with the Texas Secretary of State.

IN WITNESS WHEREOF, the undersigned general partner of the Partnership has duly executed this Certificate as of as of the 28 day of December, 2001.

Railroad Controls, L.L.C.

By:	/s/ Robert L. Albritton
Robert L. Albritton
Managing Member

ASSUMED NAME CERTIFICATE

FOR A LIMITED PARTNERSHIP

1.	The name of the limited partnership as stated in its Certificate of Limited Partnership or comparable document is Railroad Controls. L.P.

2.	The assumed name under which the business or professional service is or is to be conducted or rendered is RCL.

3.	The state, country, or other jurisdiction under the laws of which it was organized is Texas and the address of its registered or similar office in that jurisdiction is 500 South Freeway, Fort Worth. Texas 76104.

4.	The period during which the assumed name will be used is January 1, 2002 to December 31, 2012.

5.	The entity is a limited partnership.

6.	The address of the registered office in Texas is 500 South Freeway. Fort Worth. Texas 76104, and the name of the registered agent at such address is Robert L. Albritton. The address of the principal office is 500 South Freeway. Fort Worth, Texas 76104.

7.	The county or counties where business or professional services are being or are to be conducted or rendered under such assumed name are; All counties in Texas.

Railroad Controls, L.L.C.

By:	/s/ Robert L. Albritton
Robert L. Albritton
Managing Member

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was sworn to and acknowledged before me on the 21 day of December, 2001 by ROBERT L. ALBRITTON, Managing Member of RCL, L.L.C., a Tennessee limited liability company and general partner of Railroad Controls, L.P., personally known to me, for the purposes expressed therein.

/s/ Vicki L. Scribner
Notary Public in and for
the State of Texas

Form 401	Statement of Change of Registered Office/Agent
Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709 Statement of Change of Filing Fee: See Instructions

Filed in the office of the

Secretary of State of Texas

Filing #:. 800040570 0310312015

Filing #: 800040570 0310312015

Document #: 594124910003

Image Generated Electronically

Registered Office/Agent

for Web Filing

Entity Information

The name of the entity is :

Railroad Controls, L.P.

The file number issued to the entity by the secretary of state is: 800040570

The registered agent and registered office of the entity as currently shown on the records of the secretary of state are:

W Robert Dyer

11601 Elm Street, Suite .3000 Dallas, TX, USA 75

Change to Registered Agent/Registered Office

The following changes are made to the registered agent and/or office information of the named entity:

Registered Agent Change

☑ A. The new registered agent is an organization by the name of:

Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

OR

☐ B. The new registered agent is an individual resident of the state whose name is:

Registered Office Change

☑ C. The business address of the registered agent and the registered office address is changed to:

211 E. 7th Street, Suite 620, Austin, TX, USA 78701

the street address of the registered office as stated in this instrument is the same as the registered agent’s business ,address.

Consent of Registered Agent

☑ A. A copy of the consent of registered agent is attached. TX Agent consentl.pdf

☐ B. The consent of the registered agent is maintained by the entity

Statement of Approval

The change specified in this statement has been authorized by the entity in the manner required by the BOC or in the manner required by the law governing the filing entity, as applicable.

Effectiveness of Filing

☑ A. This document becomes effective when the document is filed by the secretary of state.

☐ B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its [filing by the secretary of state. The delayed effective date is:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false ;or fraudulent instrument.

Date: March 3, 2015 RCL, L.L.C., by Erin Quin, Authorized Person

Signature of authorized person(s)

FILING OFFICE COPY

Form 401-A
(Revised 12/09)
Acceptance of Appointment Consent to Serve as Registered Agent §5.201(b) Business Organizations Code

The following form may be used when the person designated as registered agent in a registered agent filing is an individual.

Acceptance of Appointment and Consent to Serve as Registered Agent

I acknowledge, accept and consent to my designation or appointment as registered agent in Texas for

Name of represented entity

I am a resident of the state and understand that it will be my responsibility to receive any process, notice, or demand that is served on me as the registered agent of the represented entity; to forward such to the represented entity; and to immediately notify the represented entity and submit a statement of resignation to the Secretary of State if I resign.

x:
	Signature of registered agent	Printed name of registered agent	Date (mm/dd/yyyy)

The following form may be used when the person designated as registered agent in a registered agent filing is an organization.

Acceptance of Appointment and Consent to Serve as Registered Agent

I am authorized to act on behalf of Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

Name of organization designated as registered agent

The organization is registered or otherwise authorized to do business in Texas. The organization acknowledges, accepts and consents to its appointment or designation as registered agent in Texas for:

RAILROAD CONTROLS, L.P.

Name of represented entity

The organization takes responsibility to receive any process, notice, or demand that is served on the organization as the registered agent of the represented entity; to forward such to the represented entity; and to immediately notify the represented entity and submit a statement of resignation to the Secretary of State if the organization resigns.

x:	/s/ Elizabeth R. Konicezny	Elizabeth R. Konicezny Assist. VP	3/3/2015
	Signature of person authorized to act on behalf of organization	Printed name of registered agent	Date (mm/dd/yyyy)

Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

Form 401-a

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